                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Blount International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (Blount Logo)

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 19, 1999
                             ---------------------

TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

     The Annual Meeting of Stockholders of Blount International, Inc. will be held at 10:00 A.M., C.D.T., on Monday, April 19, 1999, at the Company's principal executive offices, 4520 Executive Park Drive, Montgomery, Alabama 36116, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

     2. To consider and act upon a proposal to approve the Executive Management Target Incentive Plan;

     3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Corporation for the year ending December 31, 1999; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, February 19, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

     IF YOU OWN SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, YOU MUST RETURN BOTH PROXY FORMS IN ORDER TO VOTE FOR ALL DIRECTORS.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OR FORMS OF PROXY AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      By Order of the Board of Directors,

                                      /s/ D. Joseph McInnes

                                      D. JOSEPH McINNES
                                      Executive Vice President -- Administration
                                         and Chief Administrative Officer
                                         and Corporate Secretary

4520 Executive Park Drive
Montgomery, Alabama 36116-1602
March 8, 1999

                           BLOUNT INTERNATIONAL, INC.

                           4520 EXECUTIVE PARK DRIVE

                         MONTGOMERY, ALABAMA 36116-1602

                                 (334) 244-4000

                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 APRIL 19, 1999

                         ------------------------------

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Blount International, Inc., a Delaware corporation, (the "Corporation") of your proxy or proxies for use at the Annual Meeting of Stockholders to be held on April 19, 1999, or at any adjournment thereof (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying form or forms of proxy will be mailed to stockholders on or about March 15, 1999.

     Shares represented by each properly signed proxy on the accompanying form or forms received by the Corporation in time to permit its use at the Meeting or any adjournment thereof will be voted at the Meeting, but such proxy may be revoked at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy. If a proxy is signed but no specification is made on the proxy, the shares represented by the proxy will be voted as recommended by the Board. If a specification is made, the shares will be voted in accordance with the specification. The presence of a stockholder at the Meeting does not revoke his or her proxy; however, a stockholder may revoke his or her proxy and vote in person if he or she so requests.

     Note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995.

     As of the close of business on November 3, 1995, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc.

                               VOTING SECURITIES

RECORD DATE, CLASSES OF STOCK ENTITLED TO VOTE, AND VOTE REQUIRED

     The Board has fixed the close of business on Friday, February 19, 1999, as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Holders of shares of Class A Common Stock and Class B Common Stock are entitled to vote at the Meeting. As of such date, the Corporation had issued 27,433,653 shares of Class A Common Stock, of which 1,848,635 shares are held as treasury stock and are non-voting, and 11,475,171 shares of Class B Common Stock. There are no cumulative voting or preemptive rights.

     The holders of Class A Common Stock will be entitled to elect 25% (rounded up to the nearest whole number) of the directors and will be entitled to 1/10 of 1 vote per share with respect to other matters. The holders of Class B Common Stock will be entitled to elect the remaining directors and will be entitled to 1 vote per share with respect to other matters.

     Directors are elected by the affirmative vote of a majority of the shares of the appropriate class of common stock, voting as a single class, cast in the election. The affirmative vote of a majority of the voting power of the shares of both classes of common stock, voting together, cast in the election is required to approve any other proposal presented at the Meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of February 19, 1999, to the best knowledge of the Corporation, information as to (a) beneficial ownership of more than 5% of the Class A Common Stock and Class B Common Stock of the Corporation by certain persons (other than director nominees); and (b) beneficial ownership of Class A Common Stock and Class B Common Stock of the Corporation by (i) each director nominee, (ii) each executive officer named in the Summary Compensation Table other than director nominees, and (iii) all director nominees and executive officers of the Corporation as a group. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

                                                                             SHARES         PERCENT   PERCENT
                   NAME AND ADDRESS OF                                    BENEFICIALLY        OF      OF TOTAL
                    BENEFICIAL OWNERS                  TITLE OF CLASS        OWNED           CLASS    VOTES(1)
        ------------------------------------------  --------------------  ------------      -------   --------
(a)     Holders of more than 5% of Class A Common
        Stock and Class B Common Stock (other than
        director nominees and executive officers
        named in the Summary Compensation Table)
        ------------------------------------------
        The Blount Holding Company, L.P.            Class A Common Stock   2,892,144   (2)  11.30%      2.06%
        4520 Executive Park Drive                   Class B Common Stock   8,409,696   (2)  73.29%     59.93%
        Montgomery, Alabama 36116
        BHP, Inc.                                   Class A Common Stock   2,892,144   (3)  11.30%      2.06%
        4520 Executive Park Drive                   Class B Common Stock   8,409,696   (3)  73.29%     59.93%
        Montgomery, Alabama 36116
        The Northern Trust Company                  Class A Common Stock   2,860,973   (4)  11.18%      2.04%
        50 South LaSalle Street                     Class B Common Stock        None
        Chicago, Illinois 60675
        Portfolio H Investors, L.P.                 Class A Common Stock   2,761,200        10.79%      1.97%
        201 Main St., Suite 3200                    Class B Common Stock        None
        Fort Worth, Texas 76102
        The Prudential Insurance Company of         Class A Common Stock   1,474,515         5.76%      1.05%
        America                                     Class B Common Stock        None
        751 Broad Street
        Newark, New Jersey 07102-3777
(b)(i)  Nominees -- Class A Common Stock
        ------------------------------------------
        Haley Barbour                               Class A Common Stock       1,271   (5)    *          *
                                                    Class B Common Stock        None
        C. Todd Conover                             Class A Common Stock       5,000          *          *
                                                    Class B Common Stock        None
        Andrew A. Sorensen                          Class A Common Stock       1,294          *          *
                                                    Class B Common Stock        None
        Nominees -- Class B Common Stock
        ------------------------------------------
        Samuel R. Blount                            Class A Common Stock     819,334   (6)   3.20%       *
                                                    Class B Common Stock     124,032   (6)   1.08%       *
        Winton M. Blount                            Class A Common Stock   3,124,803   (7)  12.17%      2.23%
                                                    Class B Common Stock   9,713,914   (7)  84.65%     69.22%
        W. Houston Blount                           Class A Common Stock       4,554          *          *
                                                    Class B Common Stock       2,664          *          *
        R. Eugene Cartledge                         Class A Common Stock       5,000          *          *
                                                    Class B Common Stock        None
        H. Corbin Day                               Class A Common Stock      26,912   (8)    *          *
                                                    Class B Common Stock        None
        Mary D. Nelson                              Class A Common Stock       8,244          *          *
                                                    Class B Common Stock        None
        John M. Panettiere                          Class A Common Stock     982,839   (9)   3.71%       *
                                                    Class B Common Stock        None
        Arthur P. Ronan                             Class A Common Stock       2,000          *          *
                                                    Class B Common Stock        None

                                                                             SHARES         PERCENT   PERCENT
                   NAME AND ADDRESS OF                                    BENEFICIALLY        OF      OF TOTAL
                    BENEFICIAL OWNERS                  TITLE OF CLASS        OWNED           CLASS    VOTES(1)
        ------------------------------------------  --------------------  ------------      -------   --------
(ii)    Executive Officers named in the Summary
        Compensation Table (other than director
        nominees)
        ------------------------------------------
        James S. Osterman                           Class A Common Stock     167,433   (10)   *          *
                                                    Class B Common Stock        None
        Harold E. Layman                            Class A Common Stock     376,010   (11)  1.45%       *
                                                    Class B Common Stock        None
        D. Joseph McInnes                           Class A Common Stock     322,164   (12)  1.25%       *
                                                    Class B Common Stock        None
(iii)   All director nominees and executive         Class A Common Stock   6,119,566   (13) 22.12%      4.30%
        officers as a group (17 persons)            Class B Common Stock   9,840,610   (13) 85.76%     70.12%

---------------

   * Less than 1.0% of class or total votes.
 (1) Percent of total votes on all matters other than the election of directors.
 (2) The Blount Holding Company, L.P. is a limited partnership whose sole general partner is BHP, Inc., a Delaware corporation controlled by Winton
     M. Blount.
 (3) Includes 2,892,144 shares of Class A Common Stock and 8,409,696 shares of Class B Common Stock owned by the Blount Holding Company, L.P.
 (4) The Northern Trust Company serves as the Master Trustee for the Corporation's 401(k) Retirement Savings Plan [the "401(k) Plan"]. The shares listed are held for the benefit of the participants in the 401(k) Plan. Under the terms of the 401(k) Plan, as amended, and the Trust, the Trustee is to vote the allocated shares held by the 401(k) Plan in accordance with the instructions received from 401(k) Plan participants and to dispose of the allocated shares in connection with tender offers in accordance with directions received from 401(k) Plan participants. If no voting instructions or invalid voting instructions are received with respect to allocated shares, the Trustee is to vote such shares in the same manner and in the same proportions as the allocated shares with respect to which the Trustee received valid voting instructions are voted. Also, with respect to allocated shares, if no directions or invalid directions are received in connection with tendering shares, the Trustee is to treat such allocated shares as if 401(k) Plan participants instructed the Trustee not to dispose of such shares. With respect to unallocated shares, the Trustee is to vote such shares, or dispose of such shares in connection with tender offers, in the same manner and in the same proportion as the allocated shares with respect to which the Trustee received valid voting instructions or directions are voted or disposed. The Northern Trust Company, as Trustee, expressly denies beneficial ownership in the shares listed.
 (5) Includes 200 shares of Class A Common Stock (less than 1.0% of class and total votes) owned by Haley Barbour's wife.
 (6) - Includes 21,546 shares of Class A Common Stock (less than 1.0% of class and total votes) and 19,434 shares of Class B Common Stock (less than 1.0% of class and total votes) held by Samuel R. Blount as Custodian for his children.
     - Includes 796,910 shares of Class A Common Stock (3.11% of class and less than 1.0% of total votes) held by SRB-BLTA, L.L.C. and 104,598 shares of Class B Common Stock (less than 1.0% of class and total votes) held by SRB-BLTB, L.L.C. of which Samuel R. Blount is the managing member and of which Samuel R. Blount and his wife are the sole members.
 (7) - Includes 122,828 shares of Class A Common Stock (less than 1.0% of class and total votes) and 2,718 shares of Class B Common Stock (less than 1.0% of class and total votes) owned by Winton M. Blount's wife.
     - Includes the 2,892,144 shares of Class A Common Stock (11.30% of class, 2.06% of total votes) and 8,409,696 shares of Class B Common Stock (73.29% of class, 59.93% of total votes) shown in the table as owned by the Blount Holding Company, L.P.
     - Includes the 100,000 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1995 Blount Long-Term Executive Stock Option Plan.

 (8) Includes 15,000 shares of Class A Common Stock (less than 1.0% of class and total votes) held by the Day Family Foundation of which H. Corbin Day is a trustee and shares disposition and voting rights with his wife, the only other trustee.
 (9) Includes 907,001 shares of Class A Common Stock (3.42% of class and less than 1.0% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1994 Blount Executive Stock Option Plan, the 1995 Blount Long-Term Executive Stock Option Plan, and the 1998 Blount Long-Term Executive Stock Option Plan.
(10) Includes 158,834 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan, the 1995 Blount Long-Term Executive Stock Option Plan, and the 1998 Blount Long-Term Executive Stock Option Plan.
(11) Includes 367,500 shares of Class A Common Stock (1.42% of class and less than 1.0% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan, the 1994 Blount Executive Stock Option Plan, the 1995 Blount Long-Term Executive Stock Option Plan, and the 1998 Blount Long-Term Executive Stock Option Plan.
(12) Includes 277,500 shares of Class A Common Stock (1.07% of class and less than 1.0% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1994 Blount Executive Stock Option Plan, the 1995 Blount Long-Term Executive Stock Option Plan, and the 1998 Blount Long-Term Executive Stock Option Plan.
(13) Includes 2,080,756 shares of Class A Common Stock (7.52% of class, 1.46% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan, the 1994 Blount Executive Stock Option Plan, the 1995 Blount Long-Term Executive Stock Option Plan, and the 1998 Blount Long-Term Executive Stock Option Plan.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

DIRECTORS

     The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of directors that shall constitute the whole Board shall be not less than 3 nor more than 14, with the exact number to be determined from time to time by resolution of the Board. The Board has set the exact number at 11 effective April 19, 1999, with 3 members to be elected by the holders of Class A Common Stock and 8 members to be elected by the holders of Class B Common Stock. Class A Common Stock proxies may not be voted for more than 3 persons, and the Class B Common Stock proxies may not be voted for more than 8 persons.

     The Board intends to nominate and, unless contrary instructions are specified, to vote, as appropriate, all proxies received by the Board FOR the election of the persons named below as directors of the Corporation.

     Each director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Should any nominee fail to accept election, it is expected that the Board will cast all proxies, as appropriate, received by it in favor of the election of such other person for the office of director as the Board may recommend. The Board has no reason to believe that any of the persons named below will fail to accept election as a director.

BIOGRAPHICAL INFORMATION

     The following biographical information is furnished with respect to each nominee for election as director at the Meeting:

                               NOMINEES -- CLASS A COMMON STOCK

(BARBOUR PICTURE)              HALEY BARBOUR, Age 51.
                               Director since September 1997; member of the Audit Committee and the Finance Committee.
                               Rejoined law firm of Barbour Griffith & Rogers with offices in Washington, DC and Yazoo City, Mississippi in 1997;
                                 Chairman of the Republican National Committee from 1993 to
                                 1997.
                               Mr. Barbour is Chairman of Policy Impact Communications,
                                 Washington, DC; Vice Chairman of International Equity
                                 Partners, LP, Washington, DC; and a Managing Director of
                                 National Environmental Strategies, Washington, DC.
                               Mr. Barbour is also a director of Skytel Communications,
                                 Inc., Jackson, Mississippi; and Mississippi Chemical
                                 Corporation, Yazoo City, Mississippi.

(CONOVER PICTURE)              C. TODD CONOVER, Age 59.
                               Director since September 1992; member of the Audit Committee and the Finance Committee.
                               Managing Director, Starmont Asset Management, San Francisco,
                                 California (investment counselors) since May 1998;
                                 President and Chief Executive Officer of The Vantage
                                 Company, Los Altos, California (management consulting)
                                 since July 1992; formerly General Manager of the Finance
                                 Industry Group of Tandem Computers Incorporated,
                                 Cupertino, California from January 1994 to April 1995. He
                                 served as Comptroller of the Currency of the United States from December 1981 through May 1985.
                               Mr. Conover is also a director of PacifiCorp and PacifiCorp
                                 Group Holdings, Portland, Oregon.

(SORENSEN PICTURE)          ANDREW A. SORENSEN, Age 60.
                            Director since April 1997; member of the Audit Committee and the Finance Committee.
                            President of The University of Alabama since July 1996; formerly Provost and Vice-President for Academic
                              Affairs at the University of Florida from July 1990 to July 1996; Executive Director of the AIDS
                              Institute of the Johns Hopkins Medical Institutions from 1986 to 1990; prior to July 1986, Director of the School of Public Health of the University of Massachusetts at Amherst.
                            Dr. Sorensen is also President of the Capstone Foundation, Tuscaloosa, Alabama; Vice-Chairman of the
                              Board of Directors of the Chautauqua Institution, Chautauqua, New York; a director of the Alabama
                              Shakespeare Festival, Montgomery, Alabama; The Alabama Technical Network, Montgomery, Alabama; and the
                              Bryant-Jordan Student Athlete Foundation, Birmingham, Alabama.

                            NOMINEES -- CLASS B COMMON STOCK

(S BLOUNT PICTURE)          SAMUEL R. BLOUNT, Age 51.
                            Director since April 1998; member of the Executive Committee, the Acquisition Committee, and the
                              Compensation and Management Development Committee.
                            Chairman of the Board of MeadowCraft, Inc., Birmingham, Alabama (manufacturer of wrought iron furniture), since 1985. Formerly President and Chief Executive Officer of HBC, Incorporated,
                              Montgomery, Alabama (holding company) from 1979 to 1985. Prior to 1979, Mr. Blount served in various positions at Blount, Inc. and Western River Expeditions, Inc.
                            Mr. Blount is also a director of the Alabama Shakespeare Theatre, Montgomery, Alabama; the McWane
                              Center, Birmingham, Alabama; and The Eye Foundation, Birmingham, Alabama; and Trustee of the
                              University of the South, Sewanee, Tennessee. He formerly served as a director of Darlington School,
                              Rome, Georgia, and president of the Advisory Board of Darlington School.
                            Mr. Blount is a son of Winton M. Blount.

(H BLOUNT PICTURE)          W. HOUSTON BLOUNT, Age 77.
                            Director since September 1949(1); Chairman of the Acquisition Committee, member of the Compensation and
                              Management Development Committee.
                            Chairman of the Board Emeritus of Vulcan Materials Company, Birmingham, Alabama (crushed stone and chemicals), since May 1992; Chairman of the Board from May 1986 to May 1992.
                            Mr. Blount is also a director emeritus of VF Corporation, Reading, Pennsylvania.
                            Mr. Blount is the brother of Winton M. Blount and the uncle of Samuel R. Blount.

                            WINTON M. BLOUNT, Age 78.
                            Director since September 1949(1), except from January 1969 through October 1971 during which period he served as Postmaster General of the United States; Chairman of the Executive Committee.
                            Chairman of the Board since June 1993; Chairman of the Board and Chief Executive Officer of the
                              Corporation throughout the 5 years preceding June 1993 except from December 1990 to October 1991 during which period he served as Chairman of the Board.
                            Mr. Blount is also a director of the Alabama Shakespeare Festival, Montgomery, Alabama; Montgomery
                              Museum of Fine Arts, Montgomery, Alabama; Americans for the Arts, New York, New York; and Business
                              Committee for the Arts, New York, New York; President of the National Actors Theatre, New York, New
                              York; Chairman of the Advisory Committee of the National Postal Museum, Washington, DC; Trustee
                              Emeritus of the University of Alabama; and Life Trustee of Rhodes College, Memphis, Tennessee.
                            Mr. Blount is the brother of W. Houston Blount and the father of Samuel R. Blount.


(CARTLEDGE PICTURE)            R. EUGENE CARTLEDGE, Age 69.
                               Director since September 1994; Chairman of the Compensation and Management Development Committee, member of the
                                 Acquisition Committee, the Audit Committee, and the
                                 Executive Committee.
                               Past Chairman of the Board of Savannah Foods and Industries,
                                 Inc., Savannah, Georgia (sugar processing) from 1996 to
                                 1997. Formerly Chairman of the Board and Chief Executive
                                 Officer of Union Camp Corporation, Wayne, New Jersey 1986
                                 to 1994; prior to 1986, President and Chief Operating
                                 Officer of Union Camp Corporation.
                               Mr. Cartledge is also a director of Union Camp Corporation,
                                 Delta Air Lines, Inc., Sun Company, Chase Brass
                                 Industries, and UCAR International, Inc.

(DAY PICTURE)                  H. CORBIN DAY, Age 61.
                               Director since June 1992; Chairman of the Finance Committee, member of the Executive Committee, the Acquisition
                                 Committee, and the Compensation and Management Development
                                 Committee.
                               Chairman of Jemison Investment Co., Inc., Birmingham,
                                 Alabama (diversified holding company) since May 1988 and
                                 limited partner of Goldman, Sachs & Co., New York, New
                                 York (investment bankers) since 1986.
                               Mr. Day is also a director of Jemison Investment Co., Inc.
                                 and its affiliated companies, Birmingham, Alabama;
                                 Champion International Corporation, Stamford, Connecticut;
                                 Altec Industries, Inc., Birmingham, Alabama; American
                                 Heritage Life Insurance Company, Jacksonville, Florida;
                                 Hughes Supply, Inc., Orlando, Florida; Birmingham Museum
                                 of Art, Birmingham, Alabama; Birmingham-Southern College,
                                 Birmingham, Alabama; The University of Alabama Health Ser-
                                 vices Foundation, Birmingham, Alabama; and Vice Chairman
                                 of the Alabama Symphony.

(NELSON PICURE)                MARY D. NELSON, Age 65.
                               Director since June 1986; member of the Audit Committee and the Finance Committee.
                               President of Nelson & Co., Cincinnati, Ohio (consulting
                                 actuaries) throughout the past 5 years.
                               Mrs. Nelson is also a director of Cincinnati Bell, Inc.,
                                 Cincinnati, Ohio and a director of Union Central Life
                                 Insurance Co., Cincinnati, Ohio.

(PANETTIERE PICTURE)           JOHN M. PANETTIERE, Age 61.
                               Director since May 1992; member of the Executive Committee.
                               President and Chief Executive Officer since June 1993,
                                 President and Chief Operating Officer from May 1992 to
                                 June 1993 of the Corporation; formerly Chairman, President and Chief Executive Officer from January 1990 to May 1992,
                                 President and Chief Executive Officer from January 1988,
                                 Senior Executive Vice President and Chief Operating
                                 Officer from August 1986 of Grove Worldwide Company, Shady
                                 Grove, Pennsylvania (mobile hydraulic cranes and aerial
                                 work platforms).
                               Mr. Panettiere is also a director of Altec Industries, Inc.,
                                 Birmingham, Alabama; the Alabama Shakespeare Festival,
                                 Montgomery, Alabama; and the Montgomery Area Chamber of
                                 Commerce; a member of the Committee of 100; a Trustee of
                                 Westminster College, Fulton, Missouri; and a Churchill
                                 Fellow. He is a Life Honorary Director and Past Chairman
                                 of the Construction Industry Manufacturers Association,
                                 Milwaukee, Wisconsin.


(RONAN PICTURE)                ARTHUR P. RONAN, Age 69.
                               Director since June 1993; Chairman of the Audit Committee, member of the Acquisition Committee and the Compensation
                                 and Management Development Committee.
                               Retired since February 1992; formerly Corporate Vice
                                 President from 1982 and President from June 1985 of the
                                 Automotive Operations of Rockwell International
                                 Corporation, Troy, Michigan (automotive components).
                               Mr. Ronan was Chairman and President of Western Highway
                                 Institute, Bruno, California from 1991 to 1993; Vice
                                 Chairman of Highway Users Federation, Washington, D.C.
                                 from 1990 to 1992; Trustee of General Motors Institute,
                                 Flint, Michigan from 1984 to 1992; member of the Board of
                                 Advisors of Oakland University, Rochester, Michigan from
                                 1984 to 1992; and Trustee of Marygrove College, Detroit,
                                 Michigan from 1975 to 1979.
                               Mr. Ronan is also a director of O&S Corporation, Lancaster,
                                 South Carolina; and Straits Corp., Bay City, Michigan.

---------------

(1) Includes the period for which the person served as a director of Blount Brothers Corporation. The Corporation was organized in February 1971, and on March 1, 1971, the stockholders of Blount Brothers Corporation exchanged their stock in Blount Brothers Corporation for stock in Blount, Inc. Blount Brothers Corporation was merged into Blount, Inc. on February 29, 1988.

THE BOARD AND ITS COMMITTEES

     The property, affairs and business of the Corporation are managed under the direction of the Board. The Board has standing Executive, Audit, Finance, Acquisition and Compensation and Management Development Committees whose principal functions are described below. The Corporation does not have a Nominating Committee. During the year ended December 31, 1998, the Board held 4 regular meetings and took action 3 times by written consent in lieu of a meeting. Average attendance by directors at Board and Committee meetings was 94.2%.

     Executive Committee -- The Executive Committee consists of 5 members, 3 of whom are non-employee directors. The Chairman of the Board of the Corporation is Chairman of the Committee. The Committee may exercise all of the authority and powers of the Board, to the extent permitted by law, during the intervals between Board meetings. The Committee held 1 regular meeting, held 2 telephone meetings, and took action 4 times by written consent in lieu of a meeting during 1998. The present members of the Committee are Winton M. Blount, Samuel R. Blount, H. Corbin Day, R. Eugene Cartledge and John M. Panettiere.

     Audit Committee -- The Audit Committee consists of 6 members, all of whom are non-employee directors. The functions of the Committee include (i) recommending annually to the Board the appointment of the Corporation's independent auditors, (ii) reviewing the professional services, proposed fees and independence of such auditors, (iii) reviewing the annual audit plans of such auditors and the internal audit staff, (iv) monitoring the activities of the independent auditors and internal audit staff, and (v) reporting on such activities to the Board. The Committee held 2 regular meetings during 1998. The present members of the Committee are Haley Barbour, R. Eugene Cartledge, C. Todd Conover, Mary D. Nelson, Arthur P. Ronan and Andrew A. Sorensen.

     Finance Committee -- The Finance Committee consists of 5 members, all of whom are non-employee directors. The functions of the Committee include (i) approving the Corporation's funding policy for its retirement plans, (ii) approving actuarial assumptions for the retirement plans, (iii) approving the selection and termination of investment managers, trustees, independent auditors and actuaries for the retirement plans, (iv) approving the investment policy asset allocation guidelines, objectives, constraints, and restrictions, as appropriate, issued to investment managers and trustees, (v) approving operating procedures and safeguards as required to prohibit transactions not authorized under the Employee Retirement Income Security Act, (vi) approving the consolidation, merger, or transfer of retirement plan assets or liabilities to or from one plan to another, (vii) approving reports with regard to retirement plans prepared by the trustees, the independent auditors, investment managers or consultants, and the actuaries, and (viii) reporting on such activities to the Board. The Committee held 1 regular meeting during 1998. The present members of the Committee are Haley Barbour, C. Todd Conover, H. Corbin Day, Mary D. Nelson and Andrew A. Sorensen.

     Compensation and Management Development Committee -- The Compensation and Management Development Committee consists of 5 members, all of whom are non-employee directors. The functions of the Committee include (i) approving compensation philosophy and guidelines for the Corporation's executive and managerial employees, (ii) establishing a total compensation range for the Chairman of the Board and the President and Chief Executive Officer and appraising the performance of said officers on a timely basis, (iii) approving salaries and changes in salaries of officers of the Corporation and presidents of its operating Groups or other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets, and amounts to be paid under the Corporation's Target Incentive Plans, (v) reviewing and recommending to the Board any new executive incentive or stock option plans or additions to or revisions of such existing plans and approving any awards or options granted under such plan(s), (vi) reviewing from time to time the Corporation's management resources and executive personnel planning, development and selection processes, and (vii) reporting on such activities to the Board. The Committee held 1 regular meeting, held 2 telephone meetings, and took action 5 times by written consent in lieu of a meeting during 1998. The present members of the Committee are Samuel R. Blount, W. Houston Blount, R. Eugene Cartledge, H. Corbin Day and Arthur P. Ronan.

     Acquisition Committee -- The Acquisition Committee consists of 5 members, all of whom are non-employee directors. The functions of the Committee are to review and approve any acquisition proposed by management and report on such activities to the Board. The Committee held 2 telephone meetings during 1998. The present members of the Committee are Samuel R. Blount, W. Houston Blount, R. Eugene Cartledge, H. Corbin Day, and Arthur P. Ronan.

COMPENSATION OF DIRECTORS

     Non-employee directors received a retainer fee of $6,250 per quarter plus a fee of $1,000 for each Board Meeting attended in person or by telephone conference, and an additional $1,000 for each Board Committee Meeting attended in person or by telephone meeting. No fee is paid for execution of consent actions. Persons serving as Chairmen of Committees of the Board, who were not employees of the Corporation, received an additional retainer fee of $1,000 per quarter for their services. The directors were reimbursed for travel and other expenses and were provided travel insurance when traveling on Corporation business, liability insurance coverage and participation in a charitable contributions matching gift program. Participation in the Corporation's group medical and dental plans is available to the non-employee directors on the same basis as offered to all employees of the Corporation. In addition, each non-employee director was provided $50,000 of life insurance under the Corporation's group life insurance plan. Directors who are employees of the Corporation do not receive any additional compensation for their services as directors.

     In January 1983, the Board approved a Directors' Fee Deferral Plan under which directors may defer receipt of directors' fees until their retirement or other termination of status as a director. Deferred amounts bear interest, adjusted quarterly, based on the prime rate set by a New York bank. Such accumulated fees, together with the income accrued thereon, are payable in cash to the director or his or her estate in accordance with the option selected by the director at the time he or she elected to participate in this plan. The Directors' Fee Deferral Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. Two directors have chosen to defer their director's fees.

     In May 1991, the Board approved and in April 1994 amended the Advisory Directors' Recognition Plan. Each member of the Board who has served as a director for at least 5 consecutive years and who has not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and (a) who is serving at the attainment of age 72, or (b) who becomes permanently and totally disabled at any time prior to age 72, shall become an advisory director. No advisory director and no other director, except the co-founders of the Corporation, shall be eligible to stand for re-election to the Board after reaching age 72. Under this plan, a director who is or becomes eligible for advisory director status after July 1, 1991, shall, at the end of his or her current term, be paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of committee chairman fees, then being paid to the director. An advisory director who attains that status due to disability shall be paid a quarterly disability benefit equal to the quarterly cash retainer then being paid to the director for the shorter of (a) such advisory director's life, or (b) the number of the advisory director's full years of service as a director. A director who has been an employee vested in employee benefits sponsored by the Corporation is eligible to become an advisory director, but shall not be entitled to the retainer paid to advisory directors. When their views on a matter are sought, advisory directors are expected to consult with management or directors of the Corporation. The status of advisory director may be terminated upon request by the advisory director or by the Board if it determines that an advisory director becomes a director, officer, employee or consultant of or to another company that competes with the Corporation or any of its subsidiaries. The Advisory Directors' Recognition Plan does not apply to Winton M. Blount, a co-founder of the Corporation. It also does not apply to W. Houston Blount, a co-founder of the Corporation, until he ceases to be a member of the Board of Directors regardless of his age at the time of such cessation. The Advisory Directors' Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. There are presently 3 participants under this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following members of the Board served as members of the Compensation and Management Development Committee during 1998:

          Samuel R. Blount, Chairman of the Board of MeadowCraft, Inc.

          W. Houston Blount, Chairman of the Board Emeritus of Vulcan Materials Company.

          R. Eugene Cartledge, Former Chairman of Savannah Foods, Savannah, Georgia and retired Chairman and Chief Executive Officer of Union Camp Corporation.

          H. Corbin Day, Limited Partner of Goldman, Sachs & Co., and Chairman of Jemison Investment Co., Inc.

          Arthur P. Ronan, formerly President of the Automotive Operations of Rockwell International Corporation.

     There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 1998.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The Corporation's executive compensation program is designed to help the Corporation attract, motivate and retain the executive resources that the Corporation needs in order to maximize its return to shareholders.

     Toward that end, the Corporation's executive compensation program attempts to provide:

     - levels of compensation that are competitive with those provided in the various markets in which the Corporation competes for its executive resources;

     - incentive compensation that varies in a manner consistent with the financial performance of the Corporation; and

     - incentive compensation that effectively rewards corporate and individual performance.

     In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.

PROVIDING COMPETITIVE LEVELS OF COMPENSATION

     The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications in other organizations of similar size and scope with which the Corporation competes.

     The Corporation projects an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys, and independent compensation consultants. This information is used in creating the basic structure of the Corporation's program. The market data used in establishing the Corporation's executive compensation levels reflect a blending of general industry and manufacturing industry companies comparable to the Corporation's size, including many of the industry peer companies covered by the total shareholder return graph (see page
20). However, the Committee has not defined the Corporation's compensation comparative group to be identical to the companies included in the graph for a variety of reasons, including the need to adjust for differences in company size and scope.

     It should be noted that the value of an executive's compensation package will vary significantly based on performance. So while the expected value of an executive's compensation package may be competitive, its actual value can exceed or fall below competitive levels depending on performance.

ENSURING THAT INCENTIVE COMPENSATION VARIES WITH FINANCIAL PERFORMANCE

     The Corporation's incentive plans are designed to ensure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units. The specific corporate performance factors for CY 1998 are discussed in other sections of this report. All operating units were profitable for CY 1998.

REWARDING INDIVIDUAL PERFORMANCE

     The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units. While the Corporation's incentive plans provide compensation that varies with financial performance, they also provide for individual awards that are based on quantitative assessments of business unit and individual performance.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

     This section describes each of the principal elements of the Corporation's executive compensation program.

BASE SALARY PROGRAM

     The objective of the Corporation's base salary program for senior executive management positions is to provide base salaries that are approximately between the 70th and 85th percentile of the competitive market norms for companies in the Corporation's business lines and similar in size to the Corporation. The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are highly talented. The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.

     Base salary levels are also dependent on the performance of each individual employee. Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

     Annual salary reviews are based on three factors: general levels of market salary increases, individual performance, and the Corporation's overall financial results. All base salary increases are based on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Corporation.

THE MANAGEMENT INCENTIVE PLAN

     The objectives of the Annual Target Incentive Plan are to motivate and reward the accomplishment of annual corporate objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid upon the achievement of specific business segment and individual performance objectives established for CY 1998.

     Targeted bonus award levels are determined for eligible positions each year using data obtained from independent consultants and surveys. The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and the Corporation's philosophy of providing competitive total annual compensation opportunities.

     A target incentive bonus program is established each year based on the Corporation's budgeted performance against measures approved by the Committee. For CY 1998, the key performance measures considered were pre-tax income and return on capital employed for operating units, net income for the Corporate staff and for all plan participants other than the Chairman of the Board and the President and Chief Executive Officer, individual key base objectives were established and measured. The weighting of target objectives among each of the Corporation's operating units range from a 50% weighting factor for pre-tax income, a 20% weighting for return on capital employed and a 30% weighting for attainment of individual performance objectives.

     For the corporate staff and senior corporate officers, 60% of bonus attainment is based on the Corporation's net income target and 40% of the bonus is determined by attainment of individual key base objectives. The bonus attainment for the Chairman of the Board and for the President and Chief Executive Officer is based 100% on the Corporation's net income target.

     Target bonuses for Incentive Plan participants range from 5% to 65% of the participants' base pay. Participants can earn from 80% (minimum threshold) to 200% (maximum) of the target bonus. The actual bonus is determined by the extent to which performance objectives have been accomplished. All units were profitable for CY 1998 and, except for the Forestry and Industrial Equipment Division and Dixon Industries, Inc., performed above budgeted targets for return on capital employed and, except for the Forestry and Industrial Equipment Division and Gear Products, Inc., performed above budgeted income targets. The Forestry and Industrial Equipment Division, although profitable, failed to meet pre-tax income and return on capital employed targets. As a result, an annual incentive funding pool was created for the CY 1998 performance and awards were made to certain key executives named in the compensation table exceeding target bonus objectives.

LONG-TERM INCENTIVES

     The Corporation's approach to long-term incentives for employees is focused on the Corporation's stock option plans. The Corporation uses stock options to align the interests of employees and shareholders by providing value to the employee when the stock price increases. Options are granted at 100% of the market value of the stock on the date of grant.

     All options granted have terms of 10 years and are generally fully exercisable within 3 years of the date of the grant. The exercise price is payable in cash. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares have been issued to the employee.

     The Corporation's stock option grant levels are established by considering competitive market data on grant levels and the level of shares reserved for such plans. Individual option grants are based on the responsibility level of each participant in the Corporation, attainment of individual performance measured against key base objectives, and the amounts of previous grants.

     The Executive Compensation Program is reviewed annually by the Compensation and Management Development Committee to provide an appropriate mix of base salary, annual bonus, and long-term awards within the philosophy of providing competitive total direct compensation opportunities. Stock options granted to the named executives in CY 1998 are shown in the Option Grant Table (see page
15).

CY 1998 PAY FOR THE CHAIRMAN OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     As described above, the Corporation determines its pay for all Executive Officers of the Corporation, including the Chairman of the Board and the President and Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. Specific actions taken by the Committee regarding the Chairman of the Board and the President and Chief Executive Officer's compensation are summarized below:

          Base Salary -- The Chairman of the Board, Mr. Winton Blount, received no increase in base salary in CY 1998. The President and Chief Executive Officer, Mr. John Panettiere, received a 6.7% merit increase in March 1998 based on competitive data and performance.

          Annual Bonus -- The Corporation's CY 1998 performance exceeded the targeted net income objective established in the Executive Management Incentive Plan which covers the Chairman of the Board and the President and Chief Executive Officer. The Plan was approved by the shareholders in June of 1994.

     The bonus for CY 1998 generated by the Executive Management Incentive Plan formula for Mr. Winton Blount, Chairman of the Board, and for Mr. John Panettiere, President and Chief Executive Officer, was based on the Corporation's attainment of the net income objective established in December 1997. The Corporation's performance exceeded that objective thus bonuses equal to 102.5% of the 45% target for Mr. Winton Blount and 102.5% of the 65% target for Mr. John Panettiere were earned for CY 1998. In addition to bonuses earned under this plan, the Committee approved a discretionary bonus of $54,063 for Mr. Blount and a $67,000 discretionary bonus for Mr. Panettiere.

                            R. Eugene Cartledge, Chairman
                            Samuel R. Blount
                            W. Houston Blount
                            H. Corbin Day
                            Arthur P. Ronan

                               EXECUTIVE OFFICERS

     The executive officers of the Corporation, in addition to those who are also Director nominees, as of February 19, 1999 are:

                                                                                     YEAR FIRST
                                                                                     ELECTED TO               FAMILY
NAME                                              OFFICE                             SUCH OFFICE    AGE    RELATIONSHIP
----                                              ------                             -----------    ---    ------------
Gerald W. Bersett         President -- Sporting Equipment Group                           1998      58         None
Richard H. Irving, III    Senior Vice President and General Counsel of the                1995      55         None
                            Corporation
Harold E. Layman          Executive Vice President -- Finance Operations and              1997      52         None
                            Chief Financial Officer of the Corporation
D. Joseph McInnes         Executive Vice President -- Administration and Chief           1997,      55         None
                            Administrative Officer of the Corporation, Corporate      1994 and
                            Secretary and President of The Blount Foundation,             1982
                            Inc.
James S. Osterman         President -- Outdoor Products Group                             1997      61         None
Donald B. Zorn            President -- Industrial and Power Equipment Group               1997      62         None

     Each of these executive officers serves at the pleasure of the Board. There were no arrangements or understandings with any other person pursuant to which any officer was elected. The executive officers of the Corporation may also be directors or officers of subsidiaries of the Corporation.

     Gerald W. Bersett was elected President of the Sporting Equipment Group in April 1998. Prior to that date, he served as President and Chief Operating Officer of Sturm Ruger. Mr. Bersett was President of Winchester Ammunition Division of Olin Corporation from 1988 to 1995. Prior to that date, he served as Vice President and General Manager of the Winchester Division.

     Richard H. Irving, III was elected Senior Vice President and General Counsel in April 1995. Prior to that date, he served since 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately held company headquartered in Elmhurst, Illinois. Mr. Irving also served as Associate General Counsel of Union Camp Corporation from 1979 to 1986, and Assistant General Counsel of Rockwell International from 1974 to 1979.

     Harold E. Layman was elected Executive Vice President -- Finance Operations and Chief Financial Officer of the Corporation in February 1997. Prior to that date, he served as Senior Vice President and Chief Financial Officer of the Corporation from January 1993. Prior to January 1993, he served as Senior Vice President -- Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

     D. Joseph McInnes was elected Executive Vice President -- Administration and Chief Administrative Officer of the Corporation in February 1997. Prior to that date, he served as Senior Vice President -- Administration and Secretary of the Corporation from May 1994. Prior to May 1994, he served as Senior Vice President -- Administration of the Corporation from October 1991, and Vice President -- Human Resources of the Corporation from March 1983. In addition, he was elected President of The Blount Foundation, Inc., a charitable foundation funded by the Corporation, in April 1982. He also continues to serve as Corporate Secretary.

     James S. Osterman was elected President, Outdoor Products Group in January 1997. Prior to that date, he served as President of the Oregon Cutting Systems Division of the Corporation from January 1987.

     Donald B. Zorn was elected President, Industrial and Power Equipment Group in January 1997. Prior to that date, he served as President of the Forestry and Industrial Equipment Division of the Corporation since January 1994. Prior to January 1994, he served as President and Chief Operating Officer of Grove Cranes, a division of Grove Worldwide Company, Shady Grove, Pennsylvania (manufacturer of mobile hydraulic cranes and aerial work platforms) from March 1988.

                             EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended the last day of December 1998, the last day of December 1997, and the last day of December 1996, all plan and non-plan compensation awarded to, earned by, or paid to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers other than the CEO of the Corporation (the "Named Executive Officers") at the end of December 1998 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                                            ------------
                                                        ANNUAL COMPENSATION                  SECURITIES
NAME AND                                   ----------------------------------------------    UNDERLYING
PRINCIPAL                                          SALARY      BONUS       OTHER ANNUAL       OPTIONS         ALL OTHER
POSITION                                   YEAR*     ($)        ($)      COMPENSATION ($)       (#)        COMPENSATION ($)
---------                                  -----   -------   ---------   ----------------   ------------   ----------------
Winton M. Blount                            1998   750,000     400,000        67,991(1)             0           86,030(2)
  Chairman of the Board                     1997   750,000     800,000        60,282                0           44,987
                                           C1996   625,000     800,000        48,272          100,000          167,306
John M. Panettiere                          1998   791,666     600,000        64,270(1)       160,000          136,833(3)
  President and Chief Executive Officer     1997   741,666   1,000,000        58,685          238,000          119,805
                                           C1996   583,333     900,000        54,605          320,000          135,585
James S. Osterman                           1998   335,386     250,000        10,103(1)        45,000           35,621(4)
  President -- Outdoor Products Group       1997   316,151     310,000         9,042           62,000           26,920
                                           C1996   233,333     230,000         7,163           80,000           24,170
Harold E. Layman                            1998   315,833     240,000        12,585(1)        45,000           29,080(5)
  Executive Vice President -- Finance       1997   291,666     275,000        12,390           60,000           24,200
  Operations and Chief Financial Officer   C1996   229,166     225,000         5,620           80,000           22,291
D. Joseph McInnes                           1998   308,333     230,000        16,335(1)        45,000           28,209(6)
  Executive Vice President --               1997   286,833     265,000        12,433           60,000           23,625
  Administration and Chief                 C1996   225,833     225,000         7,747           80,000           82,199
  Administrative Officer and
  Corporate Secretary

* C1996 represents the ten-month period March 1, 1996 through December 31, 1996. The Corporation changed its Fiscal Year from a March 1-February 28 period to a January 1-December 31 period, thus the ten-month period ended December 31, 1996 is reported.
---------------

(1) Tax gross-up on club dues, personal use of the Corporation's property and premiums on life insurance policies.
(2) Amount is comprised of $69,750 matching contribution to employee's 401(k) and excess 401(k) accounts and $16,280 attributable to the personal portion of the premiums on life insurance policies under the Executive Benefit Life Insurance and Supplemental Retirement Plan.
(3) Amount is comprised of $80,625 matching contribution to employee's 401(k) and excess 401(k) accounts and $56,208 premiums on a life insurance policy under the Executive Life Insurance Plan.
(4) Amount is comprised of $29,042 matching contribution to employee's 401(k) and excess 401(k) accounts and $6,579 accrued pursuant to the Omark Salary Continuation Plan.
(5) Amount is comprised of $26,587 matching contribution to employee's 401(k) and excess 401(k) accounts and $2,493 attributable to the personal portion of the premiums on the life insurance policies under the Executive Life Insurance Plan.
(6) Amount is comprised of $25,800 matching contribution to the employee's 401(k) and excess 401(k) accounts and $2,409 in premiums on a life insurance policy under the Executive Benefit Life Insurance Plan and Supplemental Retirement Plan.

OPTION GRANTS

     The following table summarizes pertinent information concerning individual grants of stock options, including the potential realizable dollar value of grants of options made during 1998 to each Named Executive Officer, assuming that the market value of the underlying security appreciates in value, from the date of grant to the end of the option term, at the rates indicated in the following table:

                      OPTION GRANTS IN CALENDAR YEAR 1998

                                                  INDIVIDUAL GRANTS
                                        -------------------------------------                  POTENTIAL REALIZABLE VALUE
                                        NUMBER OF     % OF TOTAL                               AT ASSUMED ANNUAL RATES OF
                                        SECURITIES     OPTIONS                                  STOCK PRICE APPRECIATION
                                        UNDERLYING    GRANTED TO    EXERCISE     EXPIRATION        FOR OPTION TERM(1)
                                         OPTIONS      EMPLOYEES       PRICE         DATE       --------------------------
NAME                                    GRANTED(#)     IN 1998      ($/SHARE)     (MMDDYY)        5%($)         10%($)
----                                    ----------    ----------    ---------    ----------    -----------    -----------
Winton M. Blount                               0            0              0             0              0              0
John M. Panettiere                       160,000        26.75%      24.84375      01-31-08      2,500,000      6,335,000
James S. Osterman                         45,000         7.52%      24.84375      01-31-08        703,000      1,782,000
Harold E. Layman                          45,000         7.52%      24.84375      01-31-08        703,000      1,782,000
D. Joseph McInnes                         45,000         7.52%      24.84375      01-31-08        703,000      1,782,000

---------------

(1) The amounts under these columns are the result of calculations at 5% and 10% rates which were established by rules adopted by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation's Class A Common Stock.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table summarizes pertinent information concerning the exercise of stock options during 1998 by each of the Named Executive Officers and the year-end value of unexercised options:

                       AGGREGATE OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                            OPTIONS AT                      OPTIONS AT
                                       SHARES                              YEAR END(#)                     YEAR END($)
                                     ACQUIRED ON       VALUE       ----------------------------    ----------------------------
NAME                                 EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                 -----------    -----------    -----------    -------------    -----------    -------------
Winton M. Blount                            0                0        66,667          33,333          633,337         316,664
John M. Panettiere                     36,640        1,066,759       667,668         505,496        7,795,649       3,646,580
James S. Osterman                           0                0        93,531         115,969          802,981         504,296
Harold E. Layman                            0                0       305,834         111,666        4,371,044         468,794
D. Joseph McInnes                           0                0       215,834         111,666        2,680,421         468,794

PENSION PLANS

     Assuming continuance of the Blount Retirement Plan in its present form, estimated annual benefits payable to eligible employees (including executive officers) in specific classifications following retirement at age 65 (normal retirement age), after continuous years of credited service, are shown below:

                               PENSION PLAN TABLE

FIVE-YEAR AVERAGE    ESTIMATED ANNUAL BENEFITS FOR SPECIFIED YEARS OF CREDITED SERVICE(1), (2)
   EARNINGS AT      ----------------------------------------------------------------------------
  RETIREMENT(3)        10         15         20         25         30         35      40 OR MORE
------------------------------------------------------------------------------------------------
    $100,000        $ 20,000   $ 30,000   $ 40,000   $ 50,000   $ 52,500   $ 55,000    $ 57,500
     200,000          40,000     60,000     80,000    100,000    105,000    110,000     115,000
     300,000          60,000     90,000    120,000    150,000    157,500    165,000     172,500
     400,000          80,000    120,000    160,000    200,000    210,000    220,000     230,000
     500,000         100,000    150,000    200,000    250,000    262,500    275,000     287,500
     600,000         120,000    180,000    240,000    300,000    315,000    330,000     345,000
     700,000         140,000    210,000    280,000    350,000    367,500    385,000     402,500
     800,000         160,000    240,000    320,000    400,000    420,000    440,000     460,000

---------------

(1) The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on January 1, 1999. The amounts shown are to be reduced for offsetting amounts to be paid as social security benefits and benefits payable under Master Annuity Contracts (purchased upon termination of prior Retirement Plans).
(2) Under Section 415(b) of the Internal Revenue Code, as amended, the maximum benefit payable under the Master Annuity Contracts (purchased upon termination of prior Retirement Plans) and the Blount Retirement Plan to an employee retiring at age 65 in 1998 is $130,000, an amount which may change each year in accordance with a determination made by the Commissioner of the Internal Revenue Service. In addition, Section 401(a)(17) of the Internal Revenue Code, as amended, limits the amount of an employee's compensation which may be taken into account under the Blount Retirement Plan to $160,000 for 1998, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of the benefit payable in excess of the limitation is covered by the Blount International, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (the "Excess Benefit Plan").
(3) Earnings covered by the Blount Retirement Plan are based on the participant's base salary or wages.

     The years of benefit service used to determine benefits under the Blount Retirement Plan and the Master Annuity Contracts (purchased upon termination of prior Retirement Plans) as of December 31, 1998, for the persons named in the Summary Compensation Table are: Mr. Panettiere -- 7 years; Mr. Blount -- 53 years; Mr. Osterman -- 29 years; Mr. Layman -- 6 years; and Mr. McInnes -- 25 years.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EXECUTIVE BENEFIT LIFE INSURANCE AND SUPPLEMENTAL RETIREMENT PLAN

     On September 22, 1980, the Board adopted, effective August 1, 1980, an Executive Benefit Life Insurance and Supplemental Retirement Plan (the "Keyman Insurance Plan") for key executive officers of the Corporation and its subsidiaries. Eligibility is determined by the Compensation and Management Development Committee of the Board. Each participating executive officer has the opportunity to obtain life insurance that will pay to the named beneficiary in the event of the executive officer's death while employed by the Corporation or one of its subsidiaries as a full-time permanent employee, an amount equal to 2 1/2 times the executive officer's annual compensation (base salary as of August 1 of each year plus the amount of the most recent bonus paid under the Corporation's Annual Target Incentive Plan) at the time of the executive officer's death (the "Death Benefit"). The excess of the face amount of the policy over the Death Benefit is paid to the Corporation. The Corporation has ownership rights in the policy, except that the executive officer has the right to change the beneficiary designation for the amount of the Death Benefit. All dividends declared on the policy shall be applied at the option of the Corporation to purchase additional paid-up insurance on the life of the executive officer or to reduce the premiums on the policy. The Corporation pays all premiums due on the policies.

     If the executive officer retires directly from permanent full-time employment with the Corporation or one of its subsidiaries, under certain circumstances and subject to the election by the executive officer, the Corporation, after withdrawing the cash value, will assign its rights in the policy to the executive officer. In lieu of the Corporation's assignment of its rights in the policy, the executive officer may elect to receive an optional supplemental retirement benefit payable by the Corporation instead of all or a portion of any interest the executive officer or his beneficiary or beneficiaries may otherwise be entitled to under the policy, and the Death Benefit will terminate. If the executive officer retires prior to age 65, he or she may elect a supplemental retirement benefit commencing upon such retirement date, but the benefit will be reduced based on a formula.

     Should the executive officer upon retirement at age 65 or later elect to receive a supplemental retirement benefit under the Keyman Insurance Plan and based on the amount of life insurance in force at the end of 1998, the persons named in the Summary Compensation Table would receive the following annual payments from the Corporation for 15 years in addition to the benefits payable under the Master Annuity Contract, the Excess Benefit Plan and any Supplemental Executive Retirement Plan: Mr. Blount -- $280,000 and Mr. McInnes -- $161,560. Messrs. Panettiere, Osterman and Layman do not participate in the Keyman Insurance Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The Corporation maintains a Supplemental Executive Retirement Plan for John
M. Panettiere. The Supplemental Executive Retirement Plan will provide Mr. Panettiere with a benefit upon his normal retirement date or earlier termination of employment equal to a benefit calculated under the benefit formula of the Blount Retirement Plan, but based on a schedule of years of service granted to him under the Supplemental Executive Retirement Plan rather than his actual service, reduced by any retirement benefits payable under the Blount Retirement Plan, the Supplemental Retirement Benefit Plan, and any retirement income actually paid to Mr. Panettiere under any pension plan maintained by a former employer. This Plan is administered by the Board or, at its discretion, the Compensation and Management Development Committee of the Board. This Plan may be amended from time to time in any respect with the consent of the other party, but it cannot be terminated without the consent of the Board or its designated committee and Mr. Panettiere. At the discretion of the Board and after timely notice to Mr. Panettiere, rights to receive any benefits under this Plan may be forfeited, suspended, reduced or terminated by the Board if it determines in good faith that good cause as defined in this Plan has been shown. The projected annual benefit payable to Mr. Panettiere under this Plan, in addition to the benefits payable under the Blount Retirement Plan, the Excess Benefit Plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Panettiere, is $313,049.

THE BLOUNT DEFERRED COMPENSATION PLAN

     On October 9, 1998, the Corporation adopted The Blount Deferred Compensation Plan for a select group of highly compensated or management employees of Blount, Inc. and Blount International, Inc. (the "Deferred Compensation Plan"). The Deferred Compensation Plan provides supplemental retirement benefits to participants at age 65 in the form of a life annuity with monthly payments equal to the excess of (i) the product of .2083% of the participant's highest 3-year average earnings (base salary plus bonuses earned under the Executive Management Target Incentive Plan) during the last 10 years of employment multiplied by his years of benefit service (as provided under the Deferred Compensation Plan which, for some participants, may be greater than actual service) up to, but not in excess of, 20, over (ii) the amount of retirement benefits payable to the participant under all other defined benefit plans of the Corporation, any pension plan maintained by a former employer of the participant, and his primary social security benefit. Upon the participant's death, a survivor annuity is payable under the Deferred Compensation Plan to the participant's surviving spouse in a monthly amount equal to 66 2/3% of the monthly benefit payable to the participant. The Deferred Compensation Plan provides for retirement before age 65 with reduced benefits and also provides special rules regarding benefits payable if the participant becomes disabled or dies before commencing a benefit. If certain events occur, the Deferred Compensation Plan allows participants to elect to receive their benefit in a single lump sum payment.

     The Deferred Compensation Plan may be amended or terminated with the consent of all participants and employers. The Corporation, in its discretion and without consent of the participants, may also make certain amendments that do not adversely affect the rights of participants. All persons named in the Summary Compensation Table participate in the Deferred Compensation Plan. The projected annual benefit payable under the Deferred Compensation Plan, in addition to the benefits payable under other defined benefits plans, pension plans of prior employers, and social security, to the persons named in the Summary Compensation Table is as follows: Mr. Blount -- $239,453; Mr. Panettiere -- $437,321; Mr. Osterman -- $26, 819; Mr. Layman -- $130,286; and
Mr. McInnes -- $21,129.

OMARK SUPPLEMENTAL RETIREMENT PLAN

     The Corporation sponsors a Supplemental Retirement Plan for the key management employees of Blount, Inc.'s Outdoor Products Group, Sporting Equipment Group, and Industrial and Power Equipment Group (the "Omark Supplemental Retirement Plan"), which was originally adopted by a predecessor corporation, effective July 1, 1979. The Omark Supplemental Retirement Plan provides a supplemental retirement benefit to participants equal to the excess, if any, of (i) 50% of the participant's highest 5-year average base salary during the last 10 years of employment before age 65, over (ii) the aggregate amount available to the participant under the other benefit plans of the subsidiaries and one-half the primary social security benefit. The Omark Supplemental Retirement Plan provides for retirement at an earlier age at reduced benefits. The Omark Supplemental Retirement

Plan may be revised or terminated by the Board. Mr. Osterman participates in the Omark Supplemental Retirement Plan. No benefits are projected to be payable under this Plan.

OMARK RETIREMENT PROTECTION PLAN

     The Corporation sponsors a Retirement Protection Plan (the "Omark Protection Plan") for certain employees of Blount, Inc.'s Outdoor Products Group, Sporting Equipment Group, and Industrial and Power Equipment Group, which was originally adopted by a predecessor corporation, effective November 1, 1983. Participation in the Omark Protection Plan is automatic if the amount of an individual's benefit under the Omark Retirement Plan, which was funded by the Corporation prior to its termination on July 27, 1985, is reduced as a result of any deferral of compensation pursuant to the Omark Deferred Plan, which was terminated effective December 31, 1986. Benefits under the Omark Protection Plan are limited to the amount of any reduction of benefits under the Master Annuity Contracts (purchased upon termination of the Omark Retirement Plan) or the Pre-1992 Omark Retirement Plan as a result of any deferral of compensation pursuant to the Omark Deferred Plan prior to its termination. If the benefits that are actually due under the Master Annuity Contracts or the Blount Retirement Plan are not reduced, then no benefits are due under the Omark Protection Plan. The Board may terminate or amend the Omark Protection Plan on the first day of any month by giving notice to the participants. Such termination shall not affect the rights of participants under the Omark Protection Plan as of such date of termination. The Omark Protection Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. Mr. Osterman participates in the Omark Protection Plan. No benefits are projected to be payable under this Plan.

OMARK SALARY CONTINUATION PLAN

     The Corporation sponsors a Salary Continuation Plan for certain employees of Blount, Inc.'s Outdoor Products Group, Sporting Equipment Group, and Industrial and Power Equipment Group, who participated in the former Management Award Plan of those divisions, which was originally adopted by a predecessor corporation, effective January 1, 1985. The Salary Continuation Plan provides the beneficiaries of the participants with a continuation of 2 years of annual salary when death occurs. The Board may at any time terminate or amend the Salary Continuation Plan. Participation in the Salary Continuation Plan was frozen effective February 28, 1990. The Salary Continuation Plan is unfunded and amounts due the beneficiaries of the participants covered thereby are general obligations of the Corporation. Mr. Osterman participates in the Salary Continuation Plan.

SUPPLEMENTAL RETIREMENT AND DISABILITY PLAN

     The Corporation has a Supplemental Retirement and Disability Plan (the "Retirement and Disability Plan") for the employees of the Corporation's corporate office effective as of January 1, 1992 (adopted by the Board on November 25, 1991). Each person who was an eligible employee of the corporate office on December 31, 1991 and whose annual earnings were at least $90,000, became a participant in the Retirement and Disability Plan on January 1, 1992 or will become a participant on the first day thereafter on which he or she becomes an eligible employee of the corporate office. The Retirement and Disability Plan provides that, at the time a participant ceases to be an eligible employee, if his or her retirement benefit under the Blount Retirement Plan is less than the retirement benefit to which such participant would have been entitled at the time he or she ceased to be an eligible employee if the Pre-1992 Blount Retirement Plan had continued in effect without amendment, then such participant shall be entitled to a supplemental retirement benefit under the Retirement and Disability Plan which has an actuarial value equal to the excess, if any, of (i) the actuarial value of the retirement benefit to which the participant would have been entitled had the Pre-1992 Blount Retirement Plan continued in effect over (ii) the actuarial value of his or her retirement benefit under the Blount Retirement Plan, as amended and in effect at the time he or she ceases to be an eligible employee. If such participant dies under circumstances entitling his or her spouse to a benefit under the Blount Retirement Plan, as in effect at the date of his or her death, such spouse shall be entitled to receive a benefit having the actuarial value equal to the excess, if any, of (i) the actuarial value of the benefit to which such spouse would have been entitled had the Pre-1992 Blount Retirement Plan continued in effect over (ii) the actuarial value of the benefit to which such spouse is entitled under the Blount Retirement Plan, as in effect at the date of the participant's death. Payment of any supplemental retirement benefit hereunder shall be made in the same form as is payment of the corresponding benefit under the Blount Retirement Plan.

     The Retirement and Disability Plan also provides that a participant who ceases active work as a result of his or her inability to perform the duties of his or her occupation because of disease or accidental bodily injury while an eligible employee shall be entitled to receive a monthly disability benefit on the 1st day of the 7th month following the month during which the participant ceased to be an active eligible employee and terminating on the earlier of the 1st day of the calendar month in which the participant dies or the 1st day of the 29th calendar month following the calendar month in which the participant ceases to be an active eligible employee. The amount of each such monthly payment during this period shall be equal to (i) 40% of the sum of the participant's earnings less 50% of the participant's monthly social security disability benefit, less (ii) the monthly benefit payable to the participant under the long-term disability component of the Blount, Inc. Welfare Benefit Plan. If a participant becomes disabled while an active eligible employee, he or she shall be entitled to receive a long-term disability supplement commencing on the 1st day of the 30th month following the month in which the participant ceases to be an active eligible employee and terminating on the 1st day of the calendar month in which the participant dies. No such supplement shall be payable during any month ending prior to the participant's normal retirement date during which the participant does not receive a social security disability benefit. The payment is based on a formula set forth in this plan. The Retirement and Disability Plan may be amended, suspended, or terminated in whole or in part at any time by action of the Board without affecting prior rights accrued under this Plan. Messrs. Blount, Layman, McInnes and Panettiere named in the Summary Compensation Table participate in the Retirement and Disability Plan. No benefits are projected to be payable under this Plan.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Corporation has entered into Employment Agreements (the "Agreements") with all of the executive officers named in the Summary Compensation Table except for Winton M. Blount. The terms of the Agreements provide that each executive will be paid a base salary no less than the most recent base salary, be eligible to participate in the Corporation's Incentive Plans with target bonuses ranging from 45% to 65% of base salary, participate in the Corporation's stock option programs and all other benefit plans, arrangements and perquisites generally available to executive officers. Two executives are covered by the Corporation's Executive Life Insurance Program and two are covered under the Corporation's Keyman Life Insurance and Supplemental Retirement Plan. The Agreement with Mr. Panettiere provides for certain supplemental retirement benefits, less any benefits from the Blount Retirement Plan, the Blount and Subsidiaries Supplemental Retirement Plan and any pension plan of a former employer.

     The duration of each Agreement is automatically extended one day for each day employed until such time as the term of the Agreement extends to the executive's 65th birthday. Each Agreement has a clause which prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

     The Agreements contain a Change-In-Control provision under which the executive is paid a multiple (2 to 3 times, depending on the executive) of his then current base salary and an average of bonus payments recently received. Full funding of certain benefits and immediate vesting in unvested stock options also occur upon a Change-In-Control, as defined in the Agreements.

     The Agreements also contain provisions for severance payments and benefits (for 24 to 36 months, depending on the executive) if the Corporation terminates the executive's employment for reasons other than death, disability or cause (as defined in the Agreements).

     In the event of death, disability or termination for cause (as defined in the Agreements) or in the event the employee terminates his employment (except for Change-In-Control), the Corporation's obligations under the Employment Agreements cease and no special benefits will be paid.

     A Rabbi Trust has been established by the Corporation for the purpose of funding certain non-qualified benefits and Change-In-Control liabilities identified in this section.

                               PERFORMANCE GRAPH

     Rules adopted by the Securities and Exchange Commission require that the Corporation include in the proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the cumulative return of a broad equity market index that includes companies whose equity securities are traded on the same exchange and either a published industry index or an index of peer companies selected by the Corporation. Since the Corporation is not included in the Standard and Poor's 500 Stock Index and its equity securities are traded on the New York Stock Exchange, the New York Stock Exchange Market Value Index was selected as the broad equity market index. The Corporation chose a group of 11 manufacturing companies that have operations in those industries in which the Corporation competes as its peer group for purposes of this performance comparison. A list of these companies ("Peer Group") follows the graph below.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                 BLOUNT INTERNATIONAL, INC., A PEER GROUP, AND
                   NEW YORK STOCK EXCHANGE MARKET VALUE INDEX

                     MEASUREMENT PERIOD                                                              NYSE MKT.
                   (FISCAL YEAR COVERED)                           BLOUNT          PEER GROUP        VAL. INDEX
FEB. 1994                                                               100.00            100.00            100.00
FEB. 1995                                                               157.82             94.39            101.54
FEB. 1996                                                               157.29            129.19            134.34
DEC. 1996                                                               200.63            143.35            154.86
DEC. 1997                                                               282.29            196.48            203.73
DEC. 1998                                                               266.94            167.27            242.42

---------------

(1) The companies in the Peer Group are as follows: Brunswick Corp., Caterpillar, Inc., Deere & Co., Ingersoll-Rand Co., Johnson Worldwide Assoc., Kaydon Corp., Kennametal Inc., Regal-Beloit Corp., Scott Technologies, Inc., Terex Corp., and the Toro Co.
(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on February 28, 1994 in each of Blount International, Inc., the Peer Group, and the NYSE Market Value Index, with investment weighted on the basis of market capitalization as appropriate.

                               FILING DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Corporation's directors, executive officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Corporation with copies.

     Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that, during 1998 all filing requirements were complied with which were applicable to its directors, officers and greater than 10% beneficial owners.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

     During 1998, the Corporation made cash contributions of $1,733,096 to The Blount Foundation, Inc., a charitable foundation. D. Joseph McInnes is President and a director; Katherine Blount Miles is Vice President, Secretary, Treasurer and a director; and Winton M. Blount is a director of The Blount Foundation, Inc.

           APPROVAL OF THE EXECUTIVE MANAGEMENT TARGET INCENTIVE PLAN

                                   PROPOSAL 2

     The Board adopted on April 13, 1994 and the stockholders of the Corporation on June 27, 1994 approved, a new performance based incentive plan for senior executive officers entitled the Executive Management Target Incentive Plan (the "Executive Incentive Plan"), the full text of which is set forth in Exhibit A hereto. The Board at its February 8, 1999 meeting approved, subject to approval by the stockholders of the Corporation, the continuation of the Executive Incentive Plan for five years from January 1, 1999.

     The Executive Incentive Plan provides for the payment of a monetary award ("Target Award") to participants based upon the achievement of a targeted performance goal set by the Compensation and Management Development Committee of the Board (the "Committee") and communicated annually to participants not later than the first meeting of the Committee for that fiscal year. The Executive Incentive Plan will be administered by the Committee, no member of which is eligible to participate in the Executive Incentive Plan. Participation in the Executive Incentive Plan is limited to the Chairman of the Board and the President and Chief Executive Officer of the Corporation (2 persons).

     The Executive Incentive Plan provides that the Corporation's income after income taxes but before extraordinary items, discontinued operations and the cumulative effect of accounting changes as reported each year in the Annual Report to Shareholders shall be the performance goal used to determine if a Target Award is earned under the Executive Incentive Plan. The performance goal established by the Committee will be expressed in terms of a minimum performance goal, targeted performance goal and maximum performance goal.

     Target Awards are stated in terms of a percent ("Target Bonus Percent") times a participant's annual base salary paid during a fiscal year of the Corporation. The Target Bonus Percent for the Chairman of the Board is 45% of base salary and the Target Bonus Percent for the President and Chief Executive Officer is 65% of base salary. Participants can earn from 80% (minimum threshold) to 200% (maximum award) of a Target Award based on the percent of the targeted performance goal achieved for the fiscal year. No Target Award is payable under the Executive Incentive Plan if actual income as defined above for a given fiscal year is less than 80% of the targeted performance goal established by the Committee. The maximum payment to all participants in any fiscal year of the Corporation cannot exceed $2.5 million with a maximum payment to the Chairman of the Board of $1 million and a maximum payment to the President and Chief Executive Officer of $1.5 million. The Committee shall determine that the performance goal that warrants payment under the Executive Incentive Plan has been met and approve any payment due.

     Assuming all other Award requirements are met and subject to approval by the Committee, pro rata Target Awards for any fiscal year will be made to participants who are (i) appointed to participate after the beginning of a fiscal year; (ii) placed on unpaid leave of absence because of disability or for personal reasons after the beginning of a fiscal year; (iii) demoted or removed as a participant after the beginning of a fiscal year; (iv) transferred to a position which does not qualify as a participant after the beginning of a fiscal year; or (v) retired after the beginning of a fiscal year.

     In the event of death of a participant during a fiscal year, a pro rata award will be paid to the participant's beneficiary if all other Target Award requirements are met. No Target Award, pro rata or complete, will be paid to a participant who is discharged for cause or voluntarily leaves the Corporation prior to the end of a fiscal year. The Executive Incentive Plan shall remain in effect for a period of 5 years from January 1, 1999 unless terminated earlier by the Committee.

     The potential Target Awards for the 2 participants in the Executive Incentive Plan for the fiscal year beginning January 1, 1999 based on the annual salary then in effect and assuming the targeted performance goal for the year is met are as follows:

                   EXECUTIVE MANAGEMENT TARGET INCENTIVE PLAN

NAME AND POSITION                                             TARGET AWARD($)
-----------------                                             ---------------
PERSONS NAMED IN THE SUMMARY COMPENSATION TABLE
Winton M. Blount, Chairman of the Board                           337,500
John M. Panettiere, President and CEO                             520,000

MANAGEMENT RECOMMENDATION

     By affording the Chairman of the Board and the President and CEO who, by the nature of their duties, are in a position to contribute to the successful annual performance of the Corporation an opportunity to receive monetary awards for the achievement of annual performance goals, the Corporation seeks to enhance the interest of its executive management, provide competitive incentive compensation consistent with targeted performance goals, and to grow and build shareholder value as a result of achieving desired financial and other strategic goals and growth rates above the average of the Corporation's peer group. For these reason, the management of the Corporation recommends to the stockholders of the Corporation that they vote FOR approval of the Executive Incentive Plan.

VOTE REQUIRED

     The affirmative vote of the majority of the stock having voting power present in person or represented by proxy at the Annual Meeting of Stockholders is required for approval of the Executive Incentive Plan. Proxies solicited hereby will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                 RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

                                   PROPOSAL 3

     Upon recommendation of the Audit Committee, the Board has appointed the firm of PricewaterhouseCoopers LLP as its independent auditors for the calendar year ending December 31, 1999. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur in the foregoing appointment.

     PricewaterhouseCoopers LLP has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972. The Corporation has been advised by PricewaterhouseCoopers LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, PricewaterhouseCoopers LLP has not had any connection with the Corporation or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of PricewaterhouseCoopers LLP and of the Audit Committee of the Board will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

     The Audit Committee of the Board approved all non-audit services rendered by PricewaterhouseCoopers LLP during 1998 and concluded that such services did not affect the independence of the auditors. The audit services provided by PricewaterhouseCoopers LLP included the audit of the consolidated financial statements of the Corporation for 1998, audit of certain subsidiary financial statements for 1998, review of various filings with the Securities and Exchange Commission, and performance of such other appropriate auditing services as were required by management or the Board. The non-audit services include, among other things, tax services and special services regarding accounting issues.

     PricewaterhouseCoopers LLP has advised that all professional services were provided at customary rates and terms.

     The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Corporation for the calendar year ending December 31, 1999. If the stockholders should not ratify the appointment of PricewaterhouseCoopers LLP by a majority vote, the Board will reconsider the appointment.

                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders may present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders. In order to be considered, proposals must be submitted on a timely basis. Proposals for the 2000 Annual Meeting of Stockholders must be received by the Corporation no later than November 1, 1999. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

                              GENERAL INFORMATION

     The Board does not presently know of any other business to be presented at the Meeting. However, if any other matters properly come before the Meeting, the persons whose names appear on the enclosed form or forms of proxy will vote thereon in accordance with their best judgment.

     The expenses of soliciting proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or facsimile, by directors, officers and regular employees of the Corporation and its subsidiaries, who, except for normal overtime pay in certain instances, will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation's Class A Common Stock and Class B Common Stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   By Order of the Board of Directors,

                                   /s/ D. JOSEPH MCINNES
                                   D. Joseph McInnes
                                   Executive Vice President -- Administration
                                     and Chief Administrative Officer
                                     and Corporate Secretary

Montgomery, Alabama
March 8, 1999

                                                                       EXHIBIT A

                           BLOUNT INTERNATIONAL, INC.

                   EXECUTIVE MANAGEMENT TARGET INCENTIVE PLAN

I. DEFINITIONS

     As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Company" shall mean Blount International, Inc., a Delaware corporation.

          (c) "Committee" shall mean the Compensation Management Development Committee of the Board. This Committee is appointed by the Blount International, Inc. Board from those of its members not eligible for awards under the provisions of this Plan. It is comprised of not less than 3 outside Directors of the Board (a simple majority of whom will constitute a quorum) and has primary responsibility for interpretation of the terms and provision of the Plan.

          (d) "Plan" shall mean the Executive Management Target Incentive Plan, effective as of March 1, 1994.

          (e) "Net Income" shall mean income after taxes but before extraordinary items, discontinued operations and the cumulative effect of accounting changes as reported each year in the Company's Annual Report to shareholders.

II. PLAN OBJECTIVES

     The Plan is designed to address the following corporate-wide objectives:

          (a) To enhance the interests of Blount executive management by providing monetary awards for achievement of annual performance goals and as an incentive to retain outstanding executive employees.

          (b) To provide competitive incentive compensation consistent with targeted performance goals.

          (c) To grow and build shareholder value as a result of achieving desired financial and other strategic goals at growth rates above the average of the Company's peer group.

III. PLAN ADMINISTRATION

     The Committee has primary responsibility for interpretation and administration of the terms and provisions of the Plan. Such responsibility includes, but is not limited to setting performance targets, conducting consultations with officers and other executives of the Company as needed to perform the Committee's duties, promulgating necessary rules, guidelines, and procedures for administration of the Plan, and engaging or employing counsel, advisors, or consultants, and any other persons as it may deem necessary or expedient for the performance of its responsibilities under the Plan.

     The Executive Vice President, Administration of the Company will serve the Committee as the chief personnel resource for matters relating to the Plan. While the Committee is free to delegate any duties and responsibilities it deems appropriate, all decisions regarding participation, performance and payments under the Plan will be made solely by the Committee. All decisions, determinations and interpretations of the Committee with respect to the Plan will be binding upon all persons.

     No member of the Committee shall be liable by reason of contract or other instrument executed by him or on his behalf in his capacity as a member of such committee nor for any mistake of judgment made in good faith.

IV. PLAN PARTICIPATION

     Participation in the Plan is limited to the Chairman of the Board of the Company and the President and Chief Executive Officer of the Company who, by the nature of their duties, are in a position to contribute to the successful annual performance of the Company.

V. CALCULATION OF AWARDS

     Target Awards -- Each potential Target Award is stated in terms of a Target Bonus Percent times a participant's Annual Base Salary paid during a fiscal year. This is the amount that will be earned and paid if the performance measure is met during the fiscal year. The participant's Target Award is based on the Net Income (as defined in Section I) of the Company. The Target Bonus Percent for the Chairman of the Board is 45% of base salary and the Target Bonus Percent for the President and Chief Executive Officer is 65% of base salary. Participants can earn from 80% (minimum threshold) to 200% (maximum bonus) of a

Target Award. No Target Award is payable if the Net Income is less than 80% of the Net Income goal established by the Committee. The maximum payment to all participants covered by the Plan in any fiscal year cannot exceed $2.5 million (with a maximum payment to the Chairman of the Board of $1 million and a maximum payment to the President and Chief Executive Officer of $1.5 million).

     Plan Funding -- Payment under the Plan is determined by the cumulative profitability of the Company's divisions and subsidiaries. As a result, for any awards to be paid, the appropriate Net Income goal must be equaled or exceeded.

     Performance Measures -- During the annual planning and budgeting process by the Corporation the Committee will develop the Net Income goal for each upcoming fiscal year. The measure will be expressed in terms of a minimum performance goal, targeted performance goal, and maximum performance goal. For each fiscal year beginning on or after January 1, 1999, the approved performance goal will be communicated annually (and not later than the first Committee meeting of the subject fiscal year) to the Plan participants as a means of motivating such participants to achieve common corporate goals.

VI. PAYMENT OF AWARDS

     Earned awards will be paid as soon as practical after final determination that the performance goals that warrant payment have been met. Final determinations will be reviewed and approved by the Committee prior to payment. No payment can be made under this Plan until it is approved by the shareholders of the Company.

VII. SPECIAL SITUATIONS AFFECTING AWARDS

     Assuming all other award requirements are met, pro rata awards for any fiscal year, subject to the Committee's approval, will be made to participants who are:

          (a) appointed to participation in the Plan after the beginning of a Plan fiscal year;

          (b) placed on unpaid leave of absence because of disability or for personal reasons after the beginning of a Plan fiscal year;

          (c) demoted and removed from membership in the Plan after the beginning of a Plan fiscal year;

          (d) transferred to a position which does not qualify for membership in the Plan after the beginning of a Plan fiscal year; or

          (e) retired after the beginning of a Plan fiscal year.

     Assuming all other award requirements are met, in the event of the death of a participant during a Plan fiscal year, a pro rata award will be paid to the participant's beneficiary.

     No awards, pro rata or complete, will be paid to participants who:

          (a) are discharged for cause; or

          (b) voluntarily leave the Company prior to the end of a Plan fiscal year.

VIII. GENERAL RESTRICTIONS, OBLIGATIONS AND RIGHTS

     No Employment Rights or Participation Guarantees -- Participation in the Plan during a Plan fiscal year does not ensure an award payment, participation in future Plan years, or the right to continue employment with the Company. Nothing in the Plan shall interfere with the right of the Company to terminate a participant's employment at any time.

     Plan Document -- Each participant in the Plan will be provided with a copy of the Plan. All Plan awards are subject to all the terms and provisions of the Plan. No officer or other individual is entitled to make any representation or commitment contrary or in addition to those appearing in the Plan.

     Binding Upon Successors -- The obligations of the Company under the Plan shall be binding upon any successor or organization which shall succeed to substantially all of the assets and business of the Company and the term "Company," whenever used in the Plan, shall mean and include any such corporation or organization after such succession. If the business conducted by the Company shall be discontinued, any unpaid installments under the Plan shall become payable in a lump sum to the person or persons then entitled to such payments.

IX. PLAN REVISIONS OR TERMINATION

     The Committee reserves the right to revise or terminate the Plan in the event of a major reorganization of all or a portion of the Company. If the Plan is terminated during a Plan fiscal year, any incentive payments will be determined by using the appropriate fiscal year-end figures and prorating those figures for that portion of the year the Plan was in effect. For the purpose of determining individual awards in the event of Plan termination or revision, base salary paid during the period the Plan was in effect will be used.

X. TERMS

     The Plan shall remain in effect for a period of five years from January 1, 1999 unless terminated under Section IX.

                             (RECYCLED PAPER LOGO)

                                                                      1180-PS-99

BLOUNT [LOGO]                                              THIS IS YOUR PROXY.
                                                       YOUR VOTE IS IMPORTANT.



Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                         COMPANY HIGHLIGHTS DURING 1998

- All time record net sales and operating income. Sales reached $832 million and operating income was $113.66 million.

- Earnings were $63.276 million ($1.65 per share).

- ROCE for the Corporation was 18.9%

- Purchased operating assets of Redfield Rifle Scopes, Inc.

- Completed a $150 million senior note offering.




  [1180 - BLOUNT INTERNATIONAL] [ FILE NAME:BLN79A.ELX] [VERSION -3] [3/06/99]

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.                                                         ------

     The Board of Directors recommends a vote "FOR" proposals numbered 1,2 and
     3. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED 1, 2 AND 3.


                                                                                                       FOR      AGAINST    ABSTAIN
1.  Election of Directors.                                     2. Approve the Executive Management     [ ]        [ ]        [ ]
    Nominees:  Haley Barbour, C. Todd Conover and                 Target Incentive Plan.
               Andrew A. Sorensen

                            FOR           WITHHELD             3. Ratify the appointment of            [ ]        [ ]        [ ]
                      [ ]   ALL      [ ]  FROM ALL                PricewaterhouseCoopers LLP as the
                          NOMINEES        NOMINEES                independent auditors for the
                                                                  Corporation for the year ending
                                                                  December 31, 1999.

[ ]
   --------------------------------------                      4. In their discretion, the Proxies are authorized to vote upon
   For all nominees except as noted above                         such other business as may properly come before the meeting.


                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [ ]


                                                               Please mark, sign exactly as your name is printed hereon and return in the enclosed envelope. If the stock is held jointly, each joint owner must sign. When signing as Attorney, Executor, Administrator,
                                                               Trustee, Guardian or in any other representative capacity, please give full title.


Signature:                                   Date:                 Signature:                                Date:
          ----------------------------------      ----------------           -------------------------------       -----------------

  [1180 - BLOUNT INTERNATIONAL] [ FILE NAME:BLN79AB.ELX] [VERSION-2] [2/19/99]

                                  DETACH HERE

--------------------------------------------------------------------------------


                                     PROXY

                           BLOUNT INTERNATIONAL, INC.

                           4520 Executive Park Drive
                         Montgomery, Alabama 36116-1602

              Proxy Solicited on Behalf of the Board of Directors
            for the Annual Meeting of Stockholders on April 19, 1999

                              Class A Common Stock

     The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 8, 1999 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., C.D.T., on Monday April 19, 1999, at the Company's principal executive offices, 4520 Executive Park Drive, Montgomery, Alabama 36116, and hereby appoints RICHARD H. IRVING, III AND L. DANIEL MORRIS, JR., or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Class A Common Stock of Blount International, Inc., registered in the name provided herein as of February 19, 1999 which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present.



-----------------                                              -----------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
-----------------                                              -----------------

[BLOUNT LOGO]                                                THIS IS YOUR PROXY.
                                                          YOUR VOTE IS IMPORTANT



Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                         COMPANY HIGHLIGHTS DURING 1998

- All time record net sales and operating income. Sales reached $832 million and operating income was $113.66 million.


-    Earnings were $63.276 million ($1.65 per share).


-    ROCE for the Corporation was 18.9%.

-    Purchased operating assets of Redfield Rifle Scopes, Inc.

-    Completed a $150 million senior note offering.


                                  DETACH HERE

[X]  Please mark
     votes as in
     this example.

The Board of Directors recommends a vote "FOR" proposals numbered 1, 2 and 3. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED 1, 2 AND 3.


                                                                                                    FOR    AGAINST   ABSTAIN
1.   Election of Directors                                  2.   Approve the Executive Management   [  ]     [  ]      [  ]
     Nominees: Samuel R. Blount, W. Houston Blount,              Target Incentive Plan
               Winton M. Blount, R. Eugene Cartledge,
               H. Corbin Day, Mary D. Nelson, John M.       3.   Ratify the appointment of          [  ]     [  ]      [  ]
               Panettiere and Arthur P. Ronan                    PricewaterhouseCoopers LLP as the
                                                                 independent auditors for the
                 [  ]   FOR     [  ] WITHHELD                    Corporation for the year ending
                        ALL          FROM ALL                    December 31, 1999.
                      NOMINEES       NOMINEES
                                                            4.   In their discretion, the Proxies are authorized to vote upon
     [ ]                                                         such other business as may properly come before the meeting.
        --------------------------------------------
        For all nominees except as noted above              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

                                                            Please mark, sign exactly as your name is printed hereon and return in the enclosed envelop. If the stock is held jointly, each joint owner must sign. When signing as Attorney, Executor, Administrator,
                                                            Trustee, Guardian or in any other representative capacity, please give full title.

Signature:                                   Date:                Signature:                                   Date:
          -----------------------------------     ----------------          -----------------------------------     ----------------

                                  DETACH HERE

                                     PROXY

                           BLOUNT INTERNATIONAL, INC.

                           4520 EXECUTIVE PARK DRIVE
                         MONTGOMERY, ALABAMA 36116-1602

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 19, 1999

                              CLASS B COMMON STOCK

     The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 8, 1999 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., C.D.T., on Monday April 19, 1999, at the Company's principal executive offices, 4520 Executive Park Drive, Montgomery, Alabama 36116, and hereby appoints RICHARD H. IRVING, III and L. DANIEL MORRIS, JR. or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Class B Common Stock of Blount International, Inc., registered in the name provided herein as of February 19, 1999 which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present.

[SEE REVERSE]      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      [SEE REVERSE]
   [SIDE]                                                             [SIDE]